Exhibit 99.1

News Release

ACCO BRANDS CORPORATION REPORTS
FOURTH QUARTER, YEAR-END RESULTS
•	Improves adjusted net income, company’s second consecutive quarterly improvement

•	Grows sales across all segments, excluding exited businesses

•	Pays down debt by $55 million in quarter, achieving more than $155 million debt repayment in 2006
LINCOLNSHIRE, ILLINOIS, February 7, 2007 — ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, reported its fourth quarter and full-year 2006 results today.
“I am pleased to report that we grew both our top line and our bottom line in the fourth quarter,” said David D. Campbell, chairman and chief executive officer. “As we said earlier, the third quarter marked an inflection point for our business, with merger integration activities positively impacting earnings. Our fourth quarter results demonstrate our ability to achieve steady progress in improving sales and earnings.”
During the quarter, the company further progressed its integration initiatives to create low-cost sourcing and distribution models in North America and Europe. The company has announced that it will close its largest manufacturing plant, based in Nogales, Mexico, in early 2008. The company also identified approximately $30 million in revenue from non-strategic office products in Europe that it intends to eliminate during 2007 as it works to simplify its operations and create a pan-European business model. This is in addition to $75 million of previously identified low-margin business the company is exiting in the United States.
The company continued to pay down its debt by a further $55 million in the fourth quarter, resulting in total debt repayment of more than $155 million for the full year. “We have done a good job of reducing working capital, and we will continue to look for opportunities to further reduce debt in 2007, while at the same time investing in those businesses that can accelerate our growth in revenue and profitability,” added Campbell.
“We made great progress during 2006 doing exactly what we said we would — accelerate the strategic repositioning and operational integration of our office products business, continue to invest in our computer products business, and substantially reduce our debt,” Campbell said.
“Over the course of 2006 we also worked to simplify and streamline our business dramatically. We defined four new, distinct product-focused segments and a global shared service infrastructure that will be our foundation for growth going forward. We selected a leader for our Document Finishing Business and upgraded our leadership in Europe. Our businesses now have greater clarity and focus.
“We ended the year much better positioned than where we started, and we expect this steady progress to continue in 2007 and 2008,” Campbell concluded.
Fourth Quarter Results
Fourth quarter net sales increased 1%, to $520.6 million from $513.0 million. Adjusting for currency and the divestiture and exit of low margin business, net sales increased 3%.
The company reported a fourth quarter net loss of $0.8 million, or $(0.01) per diluted share, compared to net income of $26.2 million, or $0.48 per diluted share in the prior-year quarter. The net loss in the current quarter includes restructuring and non-recurring after-tax costs totaling $20.9 million ($25.3 million pre-tax), or $0.39 per diluted share. The closure of the company’s Nogales, Mexico, plant accounted for $16.4 million of pre-tax charges. Approximately $14.5 million of the pre-tax charges represent non-cash asset impairments. The fourth quarter net loss also includes incremental after-tax expense of $2.5 million, or $0.05 per diluted share, related to the company’s long-term incentive plan and required expensing of equity compensation under SFAS 123(R).
Adjusted net income increased to $27.3 million, or $0.50 per diluted share, compared to pro forma adjusted net income of $24.3 million, or $0.45 per diluted share, in the prior-year quarter. Excluding incremental after-tax long-term compensation expense of $2.5 million, or $0.05 per diluted share, current-year adjusted net income was $0.55 per diluted share. The increase was due to operating profit improvements in the Office Products and Computer Products groups, as savings from synergies and increased sales volume were offset by investments in SG&A and higher raw material costs. (Refer to p. 12 for a reconciliation of “adjusted” results to GAAP.)
Results of Business Segments
Items Affecting Segment-level Adjusted Operating Income Comparability:

			Incremental
			Equity/Long-
	Pro		term Incentive		Underlying
	Forma	Foreign Exchange	Compensation	Divested	Change in
	Q4 2005	Translation	Expense (1)	Business	Results	Q4 2006
Office Products	$31.5	$0.3	$(2.3)	$(1.0)	$2.7	$31.2
Computer Products	10.7	0.7	(0.2)	—	0.9	12.1
Commercial — IPFG	3.1	—	(0.1)	—	0.2	3.2
Other Commercial	11.7	0.1	(0.1)	—	(1.2)	10.5
Corporate	(3.8)	—	(1.3)	—	(1.4)	(6.5)

Total Adjusted OI	$53.2	$1.1	$(4.0)	$(1.0)	$1.2	$50.5

1)	Expense appears in SG&A.

Office Products Group
Office Products net sales decreased 1% to $336.1 million from $340.7 million. Adjusting for the exit of non-strategic business as well as for currency, Office Products sales increased 2%. The underlying increase was driven by higher volumes and higher average selling prices in the U.S., offset by a decline in Europe where the company had lower volumes and lower average selling prices.
Office Products reported operating income was $6.8 million, compared to $26.2 million in the prior year. Adjusted operating income (refer to the table on p. 14) was $31.2 million compared to 2005 pro forma adjusted operating income of $31.5 million. Adjusting for items affecting year-over-year comparability (see table above), adjusted operating income was $34.2 million in the current year, and margins increased to 10.2% from 9.2%. The underlying improvement was most notable in the U.S., offset by the decline in Europe. The U.S. business benefited from net synergy savings and modest benefits from some July price increases, partly offset by raw material cost increases. European operations were impacted by increased investments in SG&A infrastructure to transition the European business model and unfavorable pricing.
Computer Products Group
Computer Products sales increased 13% to $63.3 million, compared to $56.0 million in the prior-year quarter. Adjusting for currency and the elimination of low-margin cleaning products, sales increased 11%. The growth was driven primarily by international sales, particularly in Europe, where sales increased 34%. Sales declined in the U.S. because of a shift in distribution channels, but the company’s new line of security products and iPod® accessories showed strong results.
Computer Products operating income increased 12% to $12.0 million, from $10.7 million. On an adjusted basis (refer to the table on p. 14), operating income was $12.1 million and operating margins remained flat at 19.1%, primarily due to the sales volume increase.
Commercial-Industrial and Print Finishing Group
Commercial-Industrial and Print Finishing (“IPFG”) net sales increased 5% to $46.0 million, compared to $43.7 million in the prior-year quarter. On a constant currency basis, sales increased 3%. Strong volume in equipment sales contributed to the increase.
IPFG reported operating income increased 33% to $3.2 million, from $2.4 million in the prior-year quarter. Adjusted operating income (refer to table on p. 14) was $3.2 million, compared to pro forma adjusted operating income of $3.1 million in the prior year quarter, principally due to the sales increase.

Other Commercial
Other Commercial net sales increased to $75.2 million, compared to $72.6 million in the prior-year quarter. Net sales increased 3%, adjusting for currency. The increase was driven by volume increases in the document finishing business, offset by volume declines at Day-Timers.
Other Commercial reported operating income decreased to $10.0 million, compared to $11.2 million in the prior-year quarter. Adjusted operating income (refer to table on p. 14) decreased to $10.5 million, compared to 2005 pro forma adjusted operating income of $11.7 million, primarily due to favorable adjustments in the prior year quarter.
Year-End Results
ACCO Brands Corporation net sales for 2006 were $1.95 billion, compared to reported net sales of $1.49 billion in 2005 and pro forma net sales of $1.94 billion. (Refer to p. 5 for a definition of pro forma results.) Adjusting for currency and exited business, pro forma sales increased 2%. The company reported full-year adjusted EBITDA of $197.4 million, compared to adjusted pro forma 2005 EBITDA of $212.5. (Refer to p. 13 for the calculation of adjusted EBITDA.) In January, the company said that 2006 adjusted EBITDA would be lower than the 2005 pro forma level principally because of the absence of an expected fourth quarter buy-forward in its Office Products Group ahead of a January 2007 price increase.
Business Outlook
ACCO Brands believes the current business and economic environment, cost savings from business integration and ongoing de-leveraging should enable the company to exhibit longer-term growth rates comprising revenue growth in the low- to mid-single-digits, operating income growth in the mid- to high-single-digits and diluted earnings-per-share growth in the low-double-digits. In the near-term, the company continues to anticipate achieving a run-rate adjusted operating income margin exiting 2008 of approximately 11%. For 2007, the company presently expects to generate adjusted EBITDA in the range of $230 million to $240 million. Sales growth for 2007 will be impacted by the $75 million exit from non-strategic businesses. This forecast could be impacted by a significant change in economic outlook, raw material costs, or a significant loss of business.
Webcast
At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s third quarter results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures
In order to provide a more meaningful comparison to prior-year numbers, the Company has presented pro forma results for prior-year periods to reflect results as if the merger with GBC had occurred on January 1, 2005, instead of August 17, 2005, the actual date of the merger. Pro forma results are based on SEC regulations and are on a non-GAAP basis.
“Adjusted” results exclude all restructuring and restructuring-related items, as well as unusual tax items, for the combined company, and are non-GAAP measures. Adjusted pro forma information is provided to assist in the comparability with current-period results. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with measures presented by other companies. (Refer to the attached pro forma and adjusted results schedules provided herein, as well as the company’s reports on Form 8-K furnished to the Securities and Exchange Commission on February 14, 2006.)
About ACCO Brands Corporation
ACCO Brands Corporation is a world leader in select categories of branded office products, with annual revenues of nearly $2 billion. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel®, and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.
Forward-Looking Statements
This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.
These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them. ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions; the dependence of the company on certain suppliers of manufactured products; the effect of consolidation in the office products industry; the risk that businesses that have been combined into the company as a result of the merger with General Binding Corporation will not be integrated successfully; the risk that targeted cost savings and synergies from the aforesaid merger and other previous business combinations may not be fully realized or take longer to realize than expected; disruption from business combinations making it more difficult to maintain relationships with the company’s customers, employees or suppliers; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company’s SEC filings.
For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions of dollars, except per share data)

	Three Months Ended			Year Ended
	December 31,		%	December 31,		%
	2006	2005	Change	2006 (A)	2005 (A)	Change
Net sales	$520.6	$513.0	1%	$1,951.0	$1,487.5	31%

Cost of products sold (B)	355.3	359.1	(1)%	1,382.8	1,048.0	32%
Advertising, selling, general and administrative (C), (D)	118.4	105.2	13%	448.1	307.0	46%
Amortization of intangibles	2.6	2.5	4%	11.1	4.9	127%
Restructuring and asset impairment charges	19.1	2.5	NM	44.7	2.9	NM

Operating Income	25.2	43.7	(42)%	64.3	124.7	(48)%

Interest expense	13.9	15.8	(12)%	61.1	28.8	112%
Other expense/(income), net	0.3	(0.7)	(143)%	(3.8)	—	NM

Income before income taxes, minority interest and cumulative effect of change in accounting principle	11.0	28.6	(62)%	7.0	95.9	(93)%

Income taxes	11.9	2.2	441%	(0.6)	39.5	(102)%
Minority Interest	(0.1)	0.2		0.2	0.2

Income (loss) before change in accounting principle	(0.8)	26.2	(103)%	7.4	56.2	(87)%

Cumulative effect of change in accounting principle, net of tax	—	—	NM	—	3.3	(100)%

Net income (loss)	$(0.8)	$26.2	(103)%	$7.4	$59.5	(88)%

Basic earnings per common share:
Income (loss) before change in accounting principle	$(0.01)	$0.50	(102)%	$0.14	$1.35	(90)%
Change in accounting principle	—	—		—	0.08

Net income (loss)	$(0.01)	$0.50	(102)%	$0.14	$1.43	(90)%

Diluted earnings per common share:
Income (loss) before change in accounting principle	$(0.01)	$0.48	(102)%	$0.14	$1.32	(89)%
Change in accounting principle	—	—		—	0.08

Net income (loss)	$(0.01)	$0.48	(102)%	$0.14	$1.40	(90)%

Weighted average shares
Basic	53.7	52.6		53.4	41.5
Diluted	53.7	54.1		54.3	42.4

Actual shares at end of period	53.8	52.8		53.8	52.8
Fully diluted shares at end of period	55.0	55.1		55.0	55.1

(A)	The results of General Binding Corporation are included in the entire current year period and from August 17, 2005 in the prior year periods, as the acquisition occurred on August 17, 2005.

(B)	Includes restructuring implementation related costs of $3.1 million and $0.6 million in three month periods and $10.8 million and $(1.3) for the years ended December 31, 2006 and 2005, respectively.

(C)	Includes restructuring implementation related costs of $3.1 million and $4.3 million in three month periods, and $10.8 million and $15.4 million for the years ended December 31, 2006 and 2005, respectively.

(D)	In connection with the adoption of the December 2005 long-term executive management compensation plan (as amended) and required expensing of stock option grants under SFAS 123(R), the company recorded $4.3 million (1% of sales) and $18.6 million (1% of sales) of stock-based compensation expense during the three months and year ended December 31, 2006, respectively.

Statistics (as a % of Total Net Sales, except for Income tax rate)
Gross Margin (B)	31.8%	30.0%	29.1%	29.5%
SG&A (B)(C)(D)	22.7%	20.5%	23.0%	20.6%
Operating Income (B)(C)(D)	4.8%	8.5%	3.3%	8.4%
Income before Income Taxes (B)(C)(D)	2.1%	5.6%	0.4%	6.4%
Net Income (Loss) (B)(C)(D)	(0.2)%	5.1%	0.4%	4.0%
Income tax rate	108.2%	7.7%	(8.6)%	41.2%

ACCO Brands Corporation
SEGMENT RESULTS
(Unaudited)
(in millions of dollars)

	2006 (1)			2005 (1)
		Operating			Operating
	Net Sales	Income(2)	OI Margin	Net Sales	Income(2)	OI Margin	Sales Change	OI Change
Q1:
Office Products	$311.1	$6.0	1.9%	$216.3	$19.6	9.1%	44%	(69)%
Computer Products	51.9	8.3	16.0%	44.3	8.9	20.1%	17%	(7)%
Commercial-Industrial & Print Finishing	49.6	4.8	9.7%	—	—
Other Commercial	56.0	4.1	7.3%	14.2	0.2	1.4%	294%	NM

Corporate	—	(9.5)		—	(2.6)

Total	$468.6	$13.7	2.9%	$274.8	$26.1	9.5%	71%	(48)%

	2006 (1)			2005 (1)
		Operating			Operating
	Net Sales	Income(2)	OI Margin	Net Sales	Income(2)	OI Margin	Sales Change	OI Change
Q2:
Office Products	$308.2	$(4.7)	(1.5)%	$215.0	$13.5	6.3%	43%	(135)%
Computer Products	51.2	6.5	12.7%	49.1	12.1	24.6%	4%	(46)%
Commercial-Industrial & Print Finishing	47.9	4.9	10.2%	—	—
Other Commercial	55.3	1.8	3.3%	11.6	(0.3)	(2.6)%	377%	NM

Corporate	—	(8.6)		—	(2.6)

Total	$462.6	$(0.1)	0.0%	$275.7	$22.7	8.2%	68%	(100)%

	2006 (1)			2005 (1)
		Operating			Operating
	Net Sales	Income(2)	OI Margin	Net Sales	Income(2)	OI Margin	Sales Change	OI Change
Q3:
Office Products	$327.9	$10.9	3.3%	$296.0	$25.0	8.4%	11%	(56)%
Computer Products	62.2	14.6	23.5%	59.3	11.6	19.6%	5%	26%
Commercial-Industrial & Print Finishing	45.9	2.2	4.8%	24.8	2.0	8.1%	85%	10%
Other Commercial	63.2	5.8	9.2%	43.9	6.1	13.9%	44%	(5)%

Corporate	—	(8.0)		—	(12.5)

Total	$499.2	$25.5	5.1%	$424.0	$32.2	7.6%	18%	(21)%

	2006 (1)			2005 (1)
		Operating			Operating
	Net Sales	Income(2)	OI Margin	Net Sales	Income(2)	OI Margin	Sales Change	OI Change
Q4:
Office Products	$336.1	$6.8	2.0%	$340.7	$26.2	7.7%	(1)%	(74)%
Computer Products	63.3	12.0	19.0%	56.0	10.7	19.1%	13%	12%
Commercial-Industrial & Print Finishing	46.0	3.2	7.0%	43.7	2.4	5.5%	5%	33%
Other Commercial	75.2	10.0	13.3%	72.6	11.2	15.4%	4%	(11)%

Corporate	—	(6.8)		—	(6.8)

Total	$520.6	$25.2	4.8%	$513.0	$43.7	8.5%	1%	(42)%

	2006 (1)			2005 (1)
		Operating			Operating
	Net Sales	Income(2)	OI Margin	Net Sales	Income(2)	OI Margin	Sales Change	OI Change
YTD:
Office Products	$1,283.3	$19.0	1.5%	$1,068.0	$84.3	7.9%	20%	(77)%
Computer Products	228.6	41.4	18.1%	208.7	43.3	20.7%	10%	(4)%
Commercial-Industrial & Print Finishing	189.4	15.1	8.0%	68.5	4.4	6.4%	176%	243%
Other Commercial	249.7	21.7	8.7%	142.3	17.2	12.1%	75%	26%

Corporate	—	(32.9)		—	(24.5)

Total	$1,951.0	$64.3	3.3%	$1,487.5	$124.7	8.4%	31%	(48)%

(1)	The results of General Binding Corporation are included in the entire current year periods and in the prior year periods from the acquisition date of August 17, 2005.

(2)	The above results include restructuring and restructuring-related expenses, in accordance with U.S. GAAP.

ACCO Brands Corporation
CONSOLIDATED BALANCE SHEETS
(in millions of dollars)

	December 31,
	2006	2005
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$50.0	$91.1
Receivables, net	427.4	438.9
Inventories, net	277.6	268.2
Deferred income taxes	35.1	37.5
Other current assets	30.0	25.3

Total current assets	820.1	861.0
Property, plant and equipment, net	217.2	239.8
Deferred income taxes	38.6	17.4
Goodwill, net	438.5	433.8
Identifiable intangibles, net	233.6	240.6
Prepaid pension	9.0	81.9
Other assets	50.6	55.0

Total assets	$1,807.6	$1,929.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable to banks	$4.7	$7.0
Current portion of long-term debt	0.1	23.1
Accounts payable	189.2	150.1
Accrued compensation	36.5	27.7
Accrued customer programs	121.9	122.9
Other current liabilities	141.4	122.2

Total current liabilities	493.8	453.0
Debt, less current portion	800.3	911.8
Deferred income taxes	58.1	94.1
Post-retirement and other liabilities	69.9	62.3

Total liabilities	1,422.1	1,521.2

Stockholders’ equity Common stock	0.6	0.5
Treasury stock, at cost	(1.1)	(1.1)
Paid-in capital	1,374.7	1,350.3
Unearned compensation	—	(5.2)
Accumulated other comprehensive income	(48.9)	11.0
Accumulated deficit	(939.8)	(947.2)

Total stockholders’ equity	385.5	408.3

Total liabilities and stockholders’ equity	$1,807.6	$1,929.5

ACCO Brands Corporation
KEY STATS and RATIOS
(Unaudited)
(in millions of dollars)

Net Debt	December 31, 2006	December 31, 2005
Short-term debt, including current portion of long-term debt	$4.8	$30.1
Long-term debt	800.3	911.8

Total debt	$805.1	$941.9
Cash and temporary cash investments	50.0	91.1

Net debt	$755.1	$850.8

	Three Months Ended	Year Ended
Reconciliation of Total Debt	December 31, 2006	December 31, 2006
Beginning of period	$854.4	$941.9
Debt reduction	(56.1)	(157.7)
Impact of change in FX rates	6.8	20.9

End of period	$805.1	$805.1

Year Ended
Leverage (debt to EBITDA)	December 31, 2006
Adjusted EBITDA (A)	$197.4
Net debt (see above)	$755.1
Leverage (net debt divided by adjusted EBITDA)	3.8

Year ended
Interest Coverage (EBITDA to Interest)	December 31, 2006
Adjusted EBITDA (A)	$197.4
Interest expense, net of interest income (A)	$61.1
Interest coverage (adjusted EBITDA divided by interest expense)	3.2

(A)	Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with similar measures presented by other companies. See page 13 for a reconciliation of adjusted EBITDA information to GAAP net income.

ACCO Brands Corporation
SELECTED REPORTED AND PRIOR-YEAR PRO FORMA FINANCIAL INFORMATION
(Unaudited)
(in millions of dollars)

	Three Months Ended December 31,
	2006	2005
	(Actual)	(Pro Forma)
Selected Non-cash Adjustments to Net Income (Pre-Tax):
Depreciation expense	$10.4	$9.3
Intangible amortization expense	$2.6	$2.5
Stock-based compensation expense	$4.3	$0.6
Selected Cash Investing Activities (Pre-Tax):
Capital expenditures	$11.0	$14.5
Restructuring & integration activities	10.1	7.8

	Year Ended December 31,
	2006	2005
	(Actual)	(Pro Forma)
Selected Non-cash Adjustments to Net Income (Pre-Tax):
Depreciation expense	$39.9	$40.2
Intangible amortization expense	$11.1	$10.7
Stock-based compensation expense	$18.6	$4.0
Inventory acquisition expense	$—	$5.4
Selected Cash Investing Activities (Pre-Tax):
Capital expenditures	$33.1	$33.8
Restructuring & integration activities	$29.7	$27.1

ACCO Brands Corporation
COMPARISON OF REPORTED AND PRIOR-YEAR PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions of dollars, except per-share amounts)

	Three Months Ended December 31,
	2006			2005
					(B)	(C)		ACCO Brands
	(A)	(D)	ACCO Brands	(A)	Pro Forma	ACCO Brands Pro	(D)	Adjusted Pro
	As Reported	Less: Charges	Adjusted	As Reported	Adjustments	Forma	Less: Charges	Forma	% Change
Net sales	$520.6	$—	$520.6	$513.0	$—	$513.0	$—	$513.0	1%

Cost of products sold	355.3	(3.1)	352.2	359.1	(2.0)	357.1	(0.6)	356.5	(1)%

Advertising, selling, general and administrative	118.4	(3.1)	115.3	105.2	(0.2)	105.0	(4.2)	100.8	14%
Amortization of intangibles	2.6	—	2.6	2.5	—	2.5	—	2.5	4%
Restructuring charges	19.1	(19.1)	—	2.5	—	2.5	(2.5)	—

Operating Income	25.2	25.3	50.5	43.7	2.2	45.9	7.3	53.2	(5)%

Interest expense	13.9	—	13.9	15.8	—	15.8	—	15.8	(12)%
Other expense (income), net	0.3	—	0.3	(0.7)	—	(0.7)	—	(0.7)	(143)%

Income (loss) before income taxes and minority interest	11.0	25.3	36.3	28.6	2.2	30.8	7.3	38.1	(5)%

Income taxes	11.9	(2.8)	9.1	2.2	0.8	3.0	10.6	13.6	(33)%
Minority interest expense, net of tax	(0.1)	—	(0.1)	0.2	—	0.2	—	0.2

Net Income (loss)	$(0.8)	$28.1	$27.3	$26.2	$1.4	$27.6	$(3.3)	$24.3	12%

Earnings per share:
Basic			$0.51			$0.53		$0.46	10%

Diluted			$0.50			$0.51		$0.45	14%

Weighted average shares outstanding:
Basic			53.7			52.6		52.6
Diluted			54.8			54.1		54.1

REFER TO PAGE 14 FOR A RECONCILIATION OF ITEMS IMPACTING PRIOR-YEAR COMPARABILITY.

SUPPLEMENTAL EBITDA CALCULATION

Net Income			$27.3			$27.6		$24.3	12%
Minority interest expense, net of tax			(0.1)			0.2		0.2	NM
Income tax expense			9.1			3.0		13.6	(33)%
Interest expense, net			13.9			15.8		15.8	(12)%
Other (income)/expense, net			0.3			(0.7)		(0.7)	(143)%
Restructuring charges			—			2.5		—	NM
Amortization of intangibles			2.6			2.5		2.5	4%
Amortization of SO’s and RSU’s (E)			4.3			0.6		0.6	617%
Depreciation expense (F)			9.1			9.3		9.3	(2)%

Supplemental EBITDA			66.5			60.8		65.6	1%
Restructuring related charges included in COS			—			0.6		—	NM
Restructuring related charges included in SG&A			—			4.2		—	NM

Adjusted EBITDA			$66.5			$65.6		$65.6	1%

Statistics (as a % of Q3 Net Sales, except for Income tax rate)
			Adjusted			Pro Forma		Adjusted

Gross Profit (Net sales, less Cost of products sold)			32.3%			30.4%		30.5%
Advertising, selling, general and administrative			22.1%			20.5%		19.6%
Operating Income			9.7%			8.9%		10.4%
Income before income taxes and minority interest			7.0%			6.0%		7.4%
Net Income			5.2%			5.4%		4.7%
Income tax rate			25.1%			9.7%		35.7%
Adjusted EBITDA			12.8%			12.8%		12.8%

(A)	The results of General Binding Corporation are included in the entire current year period and from August 17, 2005 in the prior year periods, as the acquisition occurred on that date.

(B)	Pro forma adjustments include the results of General Binding Corporation prior to the date of acquisition, and certain pro forma adjustments required to present the results of the combined companies as if the merger had occurred on January 1, 2005. Please refer to the Company’s 8-K furnished on February 14, 2006 for a description of these adjustments.

(C)	Sum of columns (A) and (B).

(D)	Certain charges for restructuring, restructuring implementation and merger related (2005) costs are excluded in order to provide a comparison of the company’s underlying results. In addition, results have been adjusted to exclude certain income tax items impacting the Company’s effective tax rate.

(E)	In connection with the adoption of the December 2005 long-term executive management compensation plan (as amended) and required expensing of stock option grants under SFAS 123(R), the Company recorded $4.3 million (1% of sales) of stock-based compensation expense in the 2006 period.

(F)	Includes the portion of the Company’s depreciation not already excluded from adjusted net income as a restructuring related charge.

ACCO Brands Corporation
COMPARISON OF REPORTED AND PRIOR-YEAR PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions of dollars, except per-share amounts)

	Year Ended December 31,
	2006			2005
	(A)			(A)	(B)	(C)		ACCO Brands
	As	(D)	ACCO Brands	As	Pro Forma	ACCO Brands	(D)	Adjusted Pro
	Reported	Less: Charges	Adjusted	Reported	Adjustments	Pro Forma	Less: Charges	Forma	% Change
Net sales	$1,951.0	$—	$1,951.0	$1,487.5	$449.5	$1,937.0	$—	$1,937.0	NM

Cost of products sold	1,382.8	(10.8)	1,372.0	1,048.0	322.5	1,370.5	1.3	1,371.8	NM

Advertising, selling, general and administrative	448.1	(10.8)	437.3	307.0	114.9	421.9	(19.6)	402.3	9%
Amortization of intangibles	11.1	—	11.1	4.9	5.8	10.7	—	10.7	4%
Restructuring charges	44.7	(44.7)	—	2.9	1.0	3.9	(3.9)	—

Operating Income	64.3	66.3	130.6	124.7	5.3	130.0	22.2	152.2	(14)%

Interest expense	61.1	—	61.1	28.8	38.9	67.7	—	67.7	(10)%
Other expense (income), net	(3.8)	—	(3.8)	—	(0.5)	(0.5)	—	(0.5)	NM

Income (loss) before income taxes, minority interest and change in accounting principle	7.0	66.3	73.3	95.9	(33.1)	62.8	22.2	85.0	(14)%

Income taxes	(0.6)	19.4	18.8	39.5	(10.7)	28.8	4.5	33.3	(44)%
Minority interest expense, net of tax	0.2	—	0.2	0.2	—	0.2	—	0.2

Net income (loss) before change in accounting principle	7.4	46.9	54.3	56.2	(22.4)	33.8	17.7	51.5	5%

Cumulative effect of change in accounting principle, net of tax	—	—	—	3.3	—	3.3	—	3.3

Net Income (loss)	$7.4	$46.9	$54.3	$59.5	$(22.4)	$37.1	$17.7	$54.8	(1)%

Earnings per share:
Basic			$1.02			$0.71		$1.05	(3)%

Diluted			$1.00			$0.70		$1.03	(3)%

Weighted average shares outstanding:
Basic			53.4			52.3		52.3
Diluted			54.3			53.3		53.3

SUPPLEMENTAL EBITDA CALCULATION

Net Income			$54.3			$37.1		$54.8	(1)%
Change in accounting principle, net of tax			—			(3.3)		(3.3)	NM
Minority interest expense, net of tax			0.2			0.2		0.2	NM
Income tax expense			18.8			28.8		33.3	(44)%
Interest expense, net			61.1			67.7		67.7	(10)%
Other (income)/expense, net			(3.8)			(0.5)		(0.5)	NM
Restructuring charges			—			3.9		—	NM
Amortization of intangibles			11.1			10.7		10.7	4%
Amortization of SO’s and RSU’s (E)			18.6			4.0		4.0	365%
Inventory acquisition expense			—			5.4		5.4	NM
Depreciation expense (F)			37.1			40.2		40.2	(8)%

Supplemental EBITDA			197.4			194.2		212.5	(7)%
Restructuring related charges included in COS			—			(1.3)		—	NM
Restructuring related charges included in SG&A			—			19.6		—	NM

Adjusted EBITDA			$197.4			$212.5		$212.5	(7)%

Statistics (as a % of YTD Net Sales, except for Income tax rate)
			Adjusted			Pro Forma		Adjusted

Gross Profit (Net sales, less Cost of products sold)			29.7%			29.2%		29.2%
Advertising, selling, general and administrative			22.4%			21.8%		20.8%
Operating Income			6.7%			6.7%		7.9%
Income before income taxes, minority interest and change in accounting principle			3.8%			3.2%		4.4%
Net Income			2.8%			1.9%		2.8%
Income tax rate			25.6%			45.9%		39.2%
Adjusted EBITDA			10.1%			11.0%		11.0%

(A)	The results of General Binding Corporation are included in the entire current year period and from August 17, 2005 in the prior year periods, as the acquisition occurred on that date.

(B)	Pro forma adjustments include the results of General Binding Corporation prior to the date of acquisition, and certain pro forma adjustments required to present the results of the combined companies as if the merger had occurred on January 1, 2005. Please refer to the Company’s 8-K furnished on February 14, 2006 for a description of these adjustments.

(C)	Sum of columns (A) and (B).

(D)	Certain charges for restructuring, restructuring implementation and merger related (2005) costs are excluded in order to provide a comparison of the company’s underlying results. In addition, results have been adjusted to exclude certain income tax items impacting the Company’s effective tax rate.

(E)	In connection with the adoption of the December 2005 long-term executive management compensation plan (as amended) and required expensing of stock option grants under SFAS 123(R), the Company recorded $18.6 million (1% of sales) of stock-based compensation expense in the 2006 period.

(F)	Includes the portion of the Company’s depreciation not already excluded from adjusted net income as a restructuring related charge.

ACCO Brands Corporation
COMPARISON OF REPORTED AND PRIOR-YEAR PRO FORMA SEGMENT RESULTS
(Unaudited)
(in millions of dollars)

	2006					2005					Change
	Reported Net		Excluded	Adjusted	Adjusted OI	Pro Forma		Excluded		Adjusted OI			Adjusted OI	Adjusted	BP chng
	Sales	Reported OI	Charges	OI	Margin	Net Sales	Pro Forma OI	Charges	Adjusted OI	Margin	Sales $	Sales %	$	OI %	Margins
Q1:
Office Products	$311.1	$6.0	$8.3	$14.3	4.6%	$310.5	$19.2	$1.0	$20.2	6.5%	$0.6	0.2%	(5.9)	(29.2)%	(1.9)
Computer Products	51.9	8.3	—	8.3	16.0%	44.3	8.9	—	8.9	20.1%	7.6	17.2%	(0.6)	(6.7)%	(4.1)
Commercial — IPFG	49.6	4.8	—	4.8	9.7%	46.3	2.3	—	2.3	5.0%	3.3	7.1%	2.5	108.7%	4.7
Other Commercial	56.0	4.1	—	4.1	7.3%	53.6	1.4	—	1.4	2.6%	2.4	4.5%	2.7	192.9%	4.7
Corporate	—	(9.5)	1.3	(8.2)		—	(10.2)	2.6	(7.6)

Total	$468.6	$13.7	$9.6	$23.3	5.0%	$454.7	$21.6	$3.6	$25.2	5.5%	$13.9	3.1%	(1.9)	(7.5)%	(0.5)

	2006					2005					Change
	Reported Net		Excluded	Adjusted	Adjusted OI	Pro Forma		Excluded		Adjusted OI			Adjusted OI	Adjusted	BP chng
	Sales	Reported OI	Charges	OI	Margin	Net Sales	Pro Forma OI	Charges	Adjusted OI	Margin	Sales $	Sales %	$	OI %	Margins
Q2:
Office Products	$308.2	$(4.7)	$15.1	$10.4	3.4%	$313.0	$18.8	$2.3	$21.1	6.7%	$(4.8)	(1.5)%	(10.7)	(50.7)%	(3.3)
Computer Products	51.2	6.5	1.3	7.8	15.2%	49.1	12.1	—	12.1	24.6%	2.1	4.3%	(4.3)	(35.5)%	(9.4)
Commercial — IPFG	47.9	4.9	—	4.9	10.2%	46.7	4.3	—	4.3	9.2%	1.2	2.6%	0.6	14.0%	1.0
Other Commercial	55.3	1.8	0.1	1.9	3.4%	53.5	3.6	—	3.6	6.7%	1.8	3.4%	(1.7)	(47.2)%	(3.3)
Corporate	—	(8.6)	1.3	(7.3)		—	(8.1)	2.5	(5.6)

Total	$462.6	$(0.1)	$17.8	$17.7	3.8%	$462.3	$30.7	$4.8	$35.5	7.7%	$0.3	0.1%	(17.8)	(50.1)%	(3.9)

	2006					2005					Change
	Reported Net		Excluded	Adjusted	Adjusted OI	Pro Forma		Excluded		Adjusted OI			Adjusted OI	Adjusted	BP chng
	Sales	Reported OI	Charges	OI	Margin	Net Sales	Pro Forma OI	Charges	Adjusted OI	Margin	Sales $	Sales %	$	OI %	Margins
Q3:
Office Products	$327.9	$10.9	$13.1	$24.0	7.3%	$340.3	$25.6	$(1.0)	$24.6	7.2%	$(12.4)	(3.6)%	(0.6)	(2.4)%	0.1
Computer Products	62.2	14.6	0.3	14.9	24.0%	59.3	11.6	—	11.6	19.6%	2.9	4.9%	3.3	28.4%	4.4
Commercial — IPFG	45.9	2.2	—	2.2	4.8%	45.3	3.4	—	3.4	7.5%	0.6	1.3%	(1.2)	(35.3)%	(2.7)
Other Commercial	63.2	5.8	0.2	6.0	9.5%	62.1	5.9	—	5.9	9.5%	1.1	1.8%	0.1	1.7%	—
Corporate	—	(8.0)	—	(8.0)		—	(14.7)	7.5	(7.2)

Total	$499.2	$25.5	$13.6	$39.1	7.8%	$507.0	$31.8	$6.5	$38.3	7.6%	$(7.8)	(1.5)%	0.8	2.1%	0.2

	2006					2005					Change
	Reported Net		Excluded	Adjusted	Adjusted OI	Pro Forma		Excluded		Adjusted OI			Adjusted OI	Adjusted	BP chng
	Sales	Reported OI	Charges	OI	Margin	Net Sales	Pro Forma OI	Charges	Adjusted OI	Margin	Sales $	Sales %	$	OI %	Margins
Q4:
Office Products	$336.1	$6.8	$24.4	$31.2	9.3%	$340.7	$27.2	$4.3	$31.5	9.2%	$(4.6)	(1.4)%	(0.3)	(1.0)%	0.1
Computer Products	63.3	12.0	0.1	12.1	19.1%	56.0	10.7	—	10.7	19.1%	7.3	13.0%	1.4	13.1%	—
Commercial — IPFG	46.0	3.2	—	3.2	7.0%	43.7	3.1	—	3.1	7.1%	2.3	5.3%	0.1	3.2%	(0.1)
Other Commercial	75.2	10.0	0.5	10.5	14.0%	72.6	11.7	—	11.7	16.1%	2.6	3.6%	(1.2)	(10.3)%	(2.1)
Corporate	—	(6.8)	0.3	(6.5)		—	(6.8)	3.0	(3.8)

Total	$520.6	$25.2	$25.3	$50.5	9.7%	$513.0	$45.9	$7.3	$53.2	10.4%	$7.6	1.5%	(2.7)	(5.1)%	(0.7)

	2006					2005					Change
	Reported Net		Excluded	Adjusted	Adjusted OI	Pro Forma		Excluded		Adjusted OI			Adjusted OI	Adjusted	BP chng
	Sales	Reported OI	Charges	OI	Margin	Net Sales	Pro Forma OI	Charges	Adjusted OI	Margin	Sales $	Sales %	$	OI %	Margins
YTD
Office Products	$1,283.3	$19.0	$60.9	$79.9	6.2%	$1,304.5	$90.8	$6.6	$97.4	7.5%	$(21.2)	(1.6)%	(17.5)	(18.0)%	(1.3)
Computer Products	228.6	41.4	1.7	43.1	18.9%	208.7	43.3	—	43.3	20.7%	19.9	9.5%	(0.2)	(0.5)%	(1.8)
Commercial — IPFG	189.4	15.1	—	15.1	8.0%	182.0	13.1	—	13.1	7.2%	7.4	4.1%	2.0	15.3%	0.8
Other Commercial	249.7	21.7	0.8	22.5	9.0%	241.8	22.6	—	22.6	9.3%	7.9	3.3%	(0.1)	(0.4)%	(0.3)
Corporate	—	(32.9)	2.9	(30.0)		—	(39.8)	15.6	(24.2)

Total	$1,951.0	$64.3	$66.3	$130.6	6.7%	$1,937.0	$130.0	$22.2	$152.2	7.9%	$14.0	0.7%	(21.6)	(14.2)%	(1.2)

Price, Volume, Currency Analysis
(Unaudited)

Q1 2006	Percent Change — Sales
	Pro Forma Net	Currency	Change in
	Sales Growth	Translation	Calendar	Price	Volume
Office Products	0.2%	(2.6)%	0.2%	0.2%	2.4%
Computer Products	17.2%	(2.9)%	1.8%	2.7%	15.6%
Commercial — IPFG	7.1%	(2.1)%	0.0%	1.7%	7.5%
Other Commercial	4.5%	(1.5)%	(1.4)%	3.0%	4.4%

Total	3.1%	(2.5)%	0.1%	0.9%	4.6%

Q2 2006	Percent Change — Sales
	Pro Forma Net	Currency	Change in
	Sales Growth	Translation	Calendar	Price	Volume
Office Products	(1.5)%	0.1%	0.0%	0.1%	(1.7)%
Computer Products	4.3%	0.6%	(0.3)%	(0.2)%	4.2%
Commercial — IPFG	2.6%	1.2%	0.0%	1.3%	0.1%
Other Commercial	3.4%	(0.4)%	0.1%	2.2%	1.5%

Total	0.1%	0.2%	0.0%	0.4%	(0.5)%

Q3 2006	Percent Change — Sales
	Pro Forma Net	Currency	Change in
	Sales Growth	Translation	Calendar	Price	Volume
Office Products	(3.6)%	1.4%	(2.3)%	0.0%	(2.7)%
Computer Products	4.9%	2.0%	(3.6)%	2.7%	3.8%
Commercial — IPFG	1.3%	2.1%	0.0%	(0.4)%	(0.4)%
Other Commercial	1.8%	0.5%	(1.3)%	1.9%	0.7%

Total	(1.5)%	1.5%	(2.1)%	0.5%	(1.4)%

Q4 2006	Percent Change — Sales
	Pro Forma Net	Currency	Change in
	Sales Growth	Translation	Calendar	Price	Volume
Office Products	(1.4)%	2.9%	0.0%	0.7%	(5.0)%
Computer Products	13.0%	3.7%	0.0%	(1.8)%	11.1%
Commercial — IPFG	5.3%	2.7%	0.0%	(0.4)%	3.0%
Other Commercial	3.6%	1.1%	0.0%	2.3%	0.2%

Total	1.5%	2.7%	0.0%	0.6%	(1.8)%

YTD 2006	Percent Change — Sales
	Pro Forma Net	Currency	Change in
	Sales Growth	Translation	Calendar	Price	Volume
Office Products	(1.6)%	0.5%	(0.5)%	0.3%	(1.9)%
Computer Products	9.5%	1.1%	(0.7)%	0.8%	8.3%
Commercial — IPFG	4.1%	0.9%	0.0%	0.5%	2.7%
Other Commercial	3.3%	0.0%	(0.6)%	2.4%	1.5%

Total	0.7%	0.6%	(0.5)%	0.6%	0.0%

Segmental Incremental Long-term Incentive Compensation Expense
Reported and Prior Year Pro forma (pre-tax)
(dollars in millions)

			Incremental
			Expense vs. Prior
Q1:	2006 (1)	2005 (1)	Year
Office Products	$2.2	$0.2	$2.0
Computer Products	0.2	—	0.2
Commercial — IPFG	0.1	—	0.1
Other Commercial	0.1	0.2	(0.1)
Corporate	1.9	1.7	0.2

Total	$4.5	$2.1	$2.4

			Incremental
			Expense vs. Prior
Q2:	2006 (1)	2005 (1)	Year
Office Products	$2.1	$0.1	$2.0
Computer Products	0.2	—	0.2
Commercial — IPFG	0.1	—	0.1
Other Commercial	0.1	—	0.1
Corporate	2.4	1.0	1.4

Total	$4.9	$1.1	$3.8

			Incremental
			Expense vs. Prior
Q3:	2006 (1)	2005 (1)	Year
Office Products	$2.2	$0.2	$2.0
Computer Products	0.1	—	0.1
Commercial — IPFG	0.2	—	0.2
Other Commercial	0.2	—	0.2
Corporate	2.0	0.9	1.1

Total	$4.7	$1.1	$3.6

			Incremental
			Expense vs. Prior
Q4:	2006 (1)	2005 (1)	Year
Office Products	$2.1	$(0.2)	$2.3
Computer Products	0.2	—	0.2
Commercial — IPFG	0.1	—	0.1
Other Commercial	0.1	—	0.1
Corporate	1.8	0.5	1.3

Total	$4.3	$0.3	$4.0

			Incremental
			Expense vs. Prior
YTD:	2006 (1)	2005 (1)	Year
Office Products	$8.6	$0.3	$8.3
Computer Products	0.7	—	0.7
Commercial — IPFG	0.5	—	0.5
Other Commercial	0.5	0.2	0.3
Corporate	8.1	4.1	4.0

Total	$18.4	$4.6	$13.8

(1)	Includes both stock-based and cash-based long-term incentive programs.